QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

Notice of Withdrawal
of Tender of
8% Senior Subordinated NOTES DUE 2014
of

Asbury Automotive Group, Inc.

Pursuant to the Prospectus dated [    ], 2004

        This Notice of Withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of Original Notes (as defined below) pursuant to the Company's (as defined below) offer (the "Exchange Offer") to exchange $1,000 principal amount of new 8% notes due 2014 (the "New Notes") for each $1,000 in principal amount of the Company's outstanding 8% notes due 2014 (the "Original Notes") described in the prospectus dated December 18, 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") of Asbury Automotive Group, Inc., a Delaware corporation, (the "Company"). Except as otherwise provided in the Prospectus, holders of any shares of Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on [    ], 2004 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). To withdraw a tender, a holder must deliver this Notice of Withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to the Bank of New York (the "Exchange Agent") prior to the Expiration Date. See "The Exchange Offer—Withdrawal of Tenders" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:
THE BANK OF NEW YORK

By Registered or Certified Mail:	By Overnight Courier:	By Hand:	By Facsimile:
The Bank of New York Attn: [Diane Amoroso] 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: [Diane Amoroso] 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: [Diane Amoroso] 15 Broad Street, 16th Floor New York, New York 10007	The Bank of New York Reorganization Department Attn: [Diane Amoroso] (212) 235-2261
	For information, call: (212) 235-2353		Confirm by Telephone: (212) 235-2353

        DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

        The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate liquidation preference of Original Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption "The Exchange Offer—Withdrawal of Tenders."

        The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Withdrawal prior to the Expiration Date.

Name of Person who Deposited the
Original Notes to be Withdrawn:

                                                                                                                (Please Print or Type)

Name in which the Original Notes to be Withdrawn
are to be Registered, if Different from Depositor:

                                                                                                                (Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Original Notes were delivered by book-entry
transfer at DTC, insert Depository Account Number:

Date:

Total Liquidation Preference of
the Original Notes to be Withdrawn:

Certificate Number(s)*	Principal Amount of Original Notes to be Withdrawn

*
Need not be completed if the Original Notes being withdrawn are in book-entry form.

        This Notice of Withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):

Signature(s):

Address(es):

QuickLinks

The Exchange Agent for the Exchange Offer is: THE BANK OF NEW YORK